EX-99.19a-1

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	November 2020
Distribution amount per share	$0.04371

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01196	27%	$0.01196	27%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.03123	71%	0.03123	71%
Return of Capital or Other Capital Source	0.00052	2%	0.00052	2%

Total (per common share)	$0.04371	100%	$0.04371	100%

Average annual total return (in relation to NAV) for the five years ended 10-31-2020	6.97%

Annualized current distribution rate expressed as a percentage of month end NAV as of 10-31-2020	10.18%

Cumulative total return (in relation to NAV) for the fiscal year through 10-31-2020	1.44%

Cumulative fiscal year distributions as a percentage of NAV as of 10-31-2020	0.85%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1120

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	December-2020
Distribution amount per share	$0.04479

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01141	25%	$0.02285	26%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00712	8%
Return of Capital or Other Capital Source	0.03338	75%	0.05853	66%

Total (per common share)	$0.04479	100%	$0.08850	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2020	8.58%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2020	9.92%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2020	6.07%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2020	1.63%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1220

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	January-2021
Distribution amount per share	$0.04537

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01203	27%	$0.03614	27%
Net Realized ST Cap Gains	0.00313	7%	0.00402	3%
Net Realized LT Cap Gains	0.00429	9%	0.01606	12%
Return of Capital or Other Capital Source	0.02592	57%	0.07765	58%

Total (per common share)	$0.04537	100%	$0.13387	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2020	9.54%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2020	9.94%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2020	11.19%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2020	2.44%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0121

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	February-2021
Distribution amount per share	$0.04549

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01109	24%	$0.04654	26%
Net Realized ST Cap Gains	0.00136	3%	0.00596	3%
Net Realized LT Cap Gains	0.02759	61%	0.05091	28%
Return of Capital or Other Capital Source	0.00545	12%	0.07595	42%

Total (per common share)	$0.04549	100%	$0.17936	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2021	9.72%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2021	10.17%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2021	6.82%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2021	3.34%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0221

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	March-2021
Distribution amount per share	$0.04538

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01259	28%	$0.05935	26%
Net Realized ST Cap Gains	0.00258	6%	0.00882	4%
Net Realized LT Cap Gains	0.01363	30%	0.06474	29%
Return of Capital or Other Capital Source	0.01658	36%	0.09183	41%

Total (per common share)	$0.04538	100%	$0.22474	100%

Average annual total return (in relation to NAV) for the five years ended 2-28-2021	9.89%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-28-2021	10.12%

Cumulative total return (in relation to NAV) for the fiscal year through 2-28-2021	7.85%

Cumulative fiscal year distributions as a percentage of NAV as of 2-28-2021	4.18%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0321

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	April-2021
Distribution amount per share	$0.04537

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01089	24%	$0.07023	26%
Net Realized ST Cap Gains	0.00227	5%	0.01080	4%
Net Realized LT Cap Gains	0.00000	0%	0.05942	22%
Return of Capital or Other Capital Source	0.03221	71%	0.12966	48%

Total (per common share)	$0.04537	100%	$0.27011	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2021	9.27%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2021	9.95%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2021	10.51%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2021	4.94%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0421